EXHIBIT 99

CytRx Corporation Names Eric L. Curtis
as Its President and Chief Operating Officer

Seasoned Professional with 25 Years of Experience in Both Oncology and Orphan Diseases, Including Development and Commercialization of Approved Drugs Votrient®, Doxil®, Velcade®and Benlysta®

LOS ANGELES – May 3, 2018 – CytRx Corporation (NASDAQ: CYTR), a biopharmaceutical research and development company specializing in oncology, today announced that its Board of Directors has approved the appointment of Eric L. Curtis, MBA, to the Company's executive management team, as President and Chief Operating Officer, effective today.

Mr. Curtis brings 25 years of life science leadership experience to CytRx, with a proven track record in oncology and orphan diseases, including the development and commercialization of several approved and marketed cancer drugs such as Votrient®, Doxil®, Velcade®, Benlysta® and Tykerb®.  Most recently, he has provided strategic consultancy services to a variety of healthcare-focused companies, including CytRx.  Mr. Curtis' appointment strengthens the executive leadership team and adds significant development and operational expertise. He had previously served as strategic advisor to executive management for the Company's internal development efforts and external partner relationships.

"Over the past few months I have witnessed the transformative capability of CytRx's LADRTM technology to redesign current cancer treatment paradigms," said Mr. Curtis. "As President and Chief Operating Officer, I will dedicate my attention to the partnering of the LADR™ technology and assets, advancing the Company's current programs and future drug candidate discoveries for the benefit of all of our shareholders.  I intend to utilize my significant professional experience and relationships to maximize the success of our scientific programs and execute on CytRx's mission of bringing new treatment options to patients battling cancer."
Before joining CytRx, Mr. Curtis served as President, U.S. Commercial at Aegerion Pharmaceuticals (now Novelion Therapeutics), where he was instrumental in designing and implementing the division's structure and business strategy. Prior to Aegerion, Mr. Curtis served as Vice President and General Manager – Rare Disease/Cardiopulmonary Business Unit at Bayer Healthcare, where he successfully led the design and build of this new US commercial business unit. Prior to Bayer, he held positions of increasing responsibility at GlaxoSmithKline, culminating in his role as Vice President, Marketing and Global Commercial Leader, Rare Disease Business Unit.  In this role, he led the successful US launch of Benlysta®. Prior to that role he was active in designing the development strategy for Votrient® for the treatment of soft tissue sarcoma, renal cell carcinoma and other tumor types.  Mr. Curtis also brings substantial sales and marketing acumen gained through his involvement in several oncology treatments, including Doxil®, Velcade®, and Tykerb®. Mr. Curtis earned a Master of Business Administration degree from Pennsylvania State University, as well as a Bachelor of Science degree from the University of Pittsburgh, where he majored in both Business and Psychology.

About CytRx Corporation
CytRx Corporation (NASDAQ: CYTR) is a biopharmaceutical company specializing in research and clinical development of novel anti-cancer drug candidates that employ linker technologies to enhance the accumulation and release of drug at the tumor. CytRx is also rapidly expanding its pipeline of ultra-high potency oncology candidates at its laboratory facilities in Freiburg, Germany, through its LADR™ (Linker Activated Drug Release) technology platform, a discovery engine designed to leverage CytRx's expertise in albumin biology and linker technology for the development of a new class of potential breakthrough anti-cancer therapies.  Aldoxorubicin, CytRx's most advanced drug conjugate, is an improved version of the widely used anti-cancer drug doxorubicin and has been out-licensed to NantCell, Inc.
Forward-Looking Statements
This press release contains forward-looking statements. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks and uncertainties relating to the ability of NantCell, Inc., to obtain regulatory approval for its products that use aldoxorubicin; the ability of NantCell, Inc., to manufacture and commercialize products or therapies that use aldoxorubicin; the amount, if any, of future milestone and royalty payments that we may receive from NantCell, Inc.; our ability to develop new ultra-high potency drug candidates based on our LADR™ technology platform; and other risks and uncertainties described in the most recent annual and quarterly reports filed by CytRx with the Securities and Exchange Commission and current reports filed since the date of CytRx's most recent annual report. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Investor Relations Contact:
Argot Partners
Michelle Carroll
(212) 600-1902
michelle@argotpartners.com
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